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                                                                     EXHIBIT 7.3

                               AGREEMENT REGARDING

                           STOCK TRANSFER RESTRICTIONS

     THIS AGREEMENT REGARDING STOCK TRANSFER RESTRICTIONS is entered into as of August 6, 1997 by and between Progenitor, Inc., a Delaware corporation ("Progenitor") and Amgen Inc., a Delaware corporation ("Amgen").

     Progenitor and Amgen are parties to that certain Stock Purchase Agreement dated December 31, 1996 (the "Stock Purchase Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings as described in the Stock Purchase Agreement.

     The parties intending to be legally bound and in consideration of the mutual covenants and agreements of the parties herein contained, and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, hereby agree as follows:

1. CERTAIN AGREEMENTS

         1.1. REGISTRATION BY PROGENITOR.

         Amgen may provide notice to Progenitor requesting a demand registration pursuant to Section 5.2 of the Stock Purchase Agreement in advance of that date that is six (6) months after the Initial Public Offering (the "Six Months Anniversary Date") and upon receipt of such notice the Company shall use its reasonable efforts to file with the SEC at least forty-five (45)days prior to the Six Months Anniversary Date pursuant to such Section 5.2 and use its reasonable efforts to cause such registration statement to become effective on or prior to the Six Months Anniversary Date and Progenitor shall maintain the effectiveness thereof in accordance with the terms of the Stock Purchase Agreement and shall also not terminate such effectiveness without first giving Amgen at least thirty (30) days prior written notice.

         1.2. LOCK-UP AGREEMENTS.

         Progenitor has entered into lock-up agreements in the form attached hereto as Exhibit 1 including the extension agreements in the form attached hereto as part of such Exhibit 1 with each of the entities listed in Exhibits 2, 3, and 4 (respectively the "Interwest Investors", the "Robertson Stephens Investors" and the "Oak Investors") and has entered into a lock-up agreement in the form attached hereto as Exhibit 5 with Interneuron Pharmaceuticals, Inc. ("Interneuron").


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     1.3.  WAIVER BY LEHMAN BROTHERS.

     Lehman Brothers has agreed with Progenitor on the terms and conditions contained in Exhibit 6 attached hereto and expressly for the benefit of Progenitor and Amgen that it shall not waive the lock-up restrictions applicable to Interneuron, The Oak Investors, the Robertson Stephens Investors or the Interwest Investors without the prior written consent of Progenitor and Amgen.

2.  MISCELLANEOUS PROVISIONS

     2.1  GOVERNING LAW.

     This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

     2.2.  WAIVER.

     No party shall be deemed to have waived any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party by an executive officer; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

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     2.3.  COUNTERPARTS.

     This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                                            PROGENITOR, INC.

                                            By:
                                                ------------------------------
                                            Name:
                                                  ----------------------------
                                            Its:
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                                            AMGEN INC.

                                            By:
                                                ------------------------------
                                            Name:
                                                  ----------------------------
                                            Its:
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